Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-118059, 333-135242, 333-151195, 333-159712, 333-159713, 333-167180, 333-173769, 333-183071, 333-186827, 333-189383, 333-190177, and 333-197407) and on Form S-3 (Nos. 333-150087, 333-162303, 333-178165, 333-186855, 333-189392, 333-197405 and 333-199359) of NeuroMetrix, Inc. of our report dated February 25, 2015 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading “Selected Financial Data” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 25, 2015